EXHIBIT 99.1

Press Release                        Source: Protocall Technologies Incorporated

Protocall Technologies Announces the Appointment of Mark Benedikt as Chief Executive Officer
Monday June 13, 11:56 am ET

Microsoft Technical Manager to Lead Company; Brings Seasoned Management Experience and Deep Technology Expertise

COMMACK, N.Y., June 13/PRNewswire-FirstCall/ -- Protocall Technologies Incorporated (OTC Bulletin Board: PCLI - News) announced today that the Board of Directors has appointed Mark Benedikt as Chief Executive Officer, effective July 1, 2005. Mr. Benedikt is currently on the Board of Directors of Protocall and will retain his seat on the board. Mr. Benedikt joins Protocall Technologies from Microsoft Corporation (Nasdaq: MSFT - News), where he holds the title of Senior Engineering Manager for Worldwide Operations Security Services. In that role, Mr. Benedikt has been the lead Research and Development Engineer responsible for all key anti-piracy features on all optical media platforms, for all product families, all channels, all regions, inclusive of the company's flagship Windows and Office product lines. Mr. Benedikt will be leaving Microsoft at the end of June to take the senior leadership role at Protocall.

On April 15, 2005, Mr. Benedikt was appointed to the Protocall Technologies Board of Directors to Chair the Technology Committee. In addition to the board responsibilities, Mr. Benedikt has been serving as the company's Interim Chief Technology Officer until such time as a final candidate is selected and offered this leadership position. In these roles, Mr. Benedikt has been instrumental in formulating the strategic vision and technical roadmap necessary to drive the company forward to new opportunities with new prospective customers.

Mr. Benedikt, in his current capacity at Microsoft, is the technical lead responsible for product security research and development efforts of next-generation intellectual property protection measures and systems. Mr. Benedikt is considered to be a thought leader in the field of optical media security architecture at Microsoft. Mr. Benedikt has designed and developed a significant number of novel optical media-based security devices and systems that are patent pending for Microsoft with the US Patent and Trademark Office and other worldwide intellectual property protection organizations.

Mr. Benedikt has supported Microsoft in a number of key legal matters, from a technical perspective, including providing expert witness testimony for the post-DOJ multi-state Over Charge Case (OCA). In addition, Mr. Benedikt has lectured on the topic of Next Generation IP Security Features, Measures and Systems to both internal and external audiences, including U.S. government security agencies. Mr. Benedikt has received several Technical Excellence Awards from Microsoft senior management for significant contributions to advancing proprietary manufacturing engineering technology.

Prior to joining Microsoft in 2001, Mr. Benedikt had been a successful entrepreneur founding, owning and driving three distinct and successful engineering technology concerns: Epixion, LLC from 1998 to 2001, where Mr. Benedikt drove the software consulting concern that provided rapid software prototyping services to Seattle-based high-tech start-ups; PointSource Systems, P.S. from 1987 to 1998, where Mr. Benedikt was the lead engineer providing IT infrastructure security services; and Decision Technologies Corporation from 1983 to 1987, where Mr. Benedikt managed the successful development and deployment of an industrial engineering decision support AI system for mass scale industrial applications such as integrated circuit wafer fabrication process systems as deployed by Intel and AMD.

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Mr. Benedikt received his undergraduate degree in Electrical Engineering from the University of California, Berkeley. Mark is a member of the Institute of Electrical and Electronic Engineers (IEEE) and the Association for Computing Machinery (ACM).

Bruce Newman, founder and current CEO, is stepping down to pursue other interests. Mr. Newman stated, "I am very proud of our progress over the last several years and look forward to supporting Mark as he steps up to lead Protocall at an extremely exciting stage of our development. I am confident that Mark's vision, technology expertise and senior management skills will create tremendous value for our shareholders."

"We are very excited about Mark assuming the role of CEO and the strong leadership he will provide. His extraordinary career at Microsoft and earlier track record as a seasoned manager of cutting-edge technology will keep Protocall at the forefront of the media-on-demand marketplace. Mark has been working very closely with the Board as a Corporate Director over the past several months. In addition, Mark has been serving the Board as our lead technology consultant, helping us to drive key strategic technology decisions. Therefore, Mark has had an opportunity to truly understand the company and its potential. I believe that Mark is well positioned to take on this senior leadership role," stated Peter Greenfield, Chairman of the Board of Directors.

Mark Benedikt stated, "I have had the pleasure of working closely with the Board of Directors since early February of this year reviewing and advising the company on technology matters related to systems development, product strategy and technology budgeting and investing. This vantage point has given me the opportunity to clearly recognize the value that the Just-in Time/Build-to-Order, on-demand operating model has to offer in the marketplace.

"There is no question that on-demand media production is going to be a key component of delivering bits to end customers for many years to come. There are several key enabling technologies that have only recently come together to truly make this a viable alternative to the traditional stamped media manufacturing supply chain model.

"Protocall has devoted the past four plus years to developing a world- class, fully automated, proprietary IP-based, highly extensible, industrial strength end-to-end system. This technology platform is now going to set new standards for excellence in both the B2C (Business to Consumer) as well as the B2B (Business to Business) vertical applications marketplace.

"Protocall is well positioned for success since that they are the market leaders as well as the market makers. I am honored to serve in this senior management role and look forward to taking the company to new levels of achievement and market leadership."

About Protocall Technologies

Protocall Technologies Incorporated is the innovator of on-demand digital content distribution. Its flagship product line, the SoftwareToGo(R) electronic delivery system is the industry's standard for on-site production of brand name software media, for both traditional and Web "eTailers". Protocall provides retailers and software publishers with specialized systems programming, digital rights management and electronic merchandising services for front and back-end fulfillment operations. Market leaders CompUSA and TigerDirect.com are both early adopters of Protocall's on-demand business model.

Certain statements in this press release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward- looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications

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that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in current and periodic reports and other documents filed by Protocall Technologies with the U.S. Securities and Exchange Commission. Protocall Technologies undertakes no obligation to publicly update or revise any forward-looking statements, whether, as a result of new information, future events, or otherwise.

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Source: Protocall Technologies Incorporated